SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


                             Current Report

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported) April 3, 1998



                     BUTLER NATIONAL CORPORATION
        (Exact name of Registrant as specified in its charter)

       Delaware                 0-1678                     41-0834293
(State of incorporation)  (Commission File No.)       (I.R.S. Employer
                                                      Identification No.)



             1546 East Spruce Road, Olathe, Kansas    66061
            (Address of Principal Executive Office) (Zip Code)

    Registrant's telephone number, including area code:  (913) 780-9595

  Former Name, former address and former fiscal year if changed since last report:

  Not Applicable






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Item 5.  Other events.


          On April 3, 1998, the Company issued 91,318 shares of the Company's Common Stock, $.01 par value per share, to the Company Employee 401-K Plan, for the Company's match of the employee contributions through December 31, 1997.


          On April 3, 1998, the Company issued 200,000 shares of Company's Common Stock, $.01 par value per share, to the original holder of Class A Preferred Stock as required by a 1993 agreement to allow the retirement of the Class A Preferred Stock.

                            Signatures


Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                 Butler National Corporation
                                       (Registrant)

April 3, 1998                    /S/Clark D. Stewart
   (Date)                        Clark D. Stewart, President
                                 and Chief Executive Officer


April 3, 1998                    /S/Edward J. Matukewicz
   (Date)                        Edward J. Matukewicz, Treasurer
                                 and Chief Financial Officer